EXHIBIT 10.2

FIRST AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of the 1st day of August, 2006 by and among MTC TECHNOLOGIES, INC., a Delaware corporation (“MTCT”), MTC TECHNOLOGIES, INC. (formerly known as MODERN TECHNOLOGIES CORP.), an Ohio corporation (together with MTCT, collectively, “Borrowers” and, individually, each a “Borrower”); the financial institutions listed on Schedule 1 to the Credit Agreement (collectively, the “Banks” and, individually, each a “Bank”); NATIONAL CITY BANK, as lead arranger and administrative agent for the Banks (“Agent”); BRANCH BANKING AND TRUST COMPANY, as syndication agent (“Syndication Agent”); KEYBANK NATIONAL ASSOCIATION, as co-documentation agent (“KeyBank”); and FIFTH THIRD BANK, as co-documentation agent (“Fifth Third Bank”; KeyBank and Fifth Third Bank, collectively, the “Co-Documentation Agents”), under the following circumstances:

A. The Borrowers, the Banks, the Agent, the Syndication Agent and the Co-Documentation Agents are parties to a Credit and Security Agreement made effective as of April 21, 2005 (as the same may be amended, supplemented, modified and/or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to those terms by the Credit Agreement.

B. The Borrowers, the Banks, the Agent, the Syndication Agent and the Co-Documentation Agents now desire to amend the Credit Agreement for the reasons and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Borrowers, the Banks, the Agent, the Syndication Agent and the Co-Documentation Agents agree as follows:

Section 1. Amendment to Credit Agreement.

(a) Amendment to Section 5.7(d). Section 5.7(d) of the Credit Agreement (captioned Capital Expenditures) is hereby amended in its entirety to read as follows:

Borrowers will not make or commit to make Consolidated Capital Expenditures exceeding 2.75% of annual Consolidated revenues of Borrowers in any fiscal year of Borrowers.

(b) Amendment to Section 5.11 of the Credit Agreement. Section 5.11 of the Credit Agreement (captioned Investments and Loans) is hereby amended in its entirety to read as follows:

No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e)

be or become a Guarantor of any kind (other than a Guarantor of Payment); provided that this Section 5.11 shall not apply to the following:

(i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;

(iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s;

(iv) the holding of Subsidiaries listed on Schedule 7.1 hereto;

(v) loans to or investments in a Company from a Company so long as each such Company is a Credit Party;

(vi) the holding of any Subsidiary as a result of an Acquisition made pursuant to Section 5.13 hereof or the creation of any new subsidiary so long as, in each case, such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition or creation in accordance with and to the extent required by Section 5.20 hereof; or

(vii) an investment in shares of capital stock or other equity interest of USFalcon, Inc., a Massachusetts corporation, having a fair market value at the time of purchase of no more than $2,000,000.

Notwithstanding anything in the foregoing to the contrary, any Company may enter into a joint venture with Intuit Services, Inc., a subsidiary of Bering Straits Native Corporation, provided that such Company is not required to make an equity investment in the joint venture and such joint venture does not become a Subsidiary.

(c) Amendment to Section 5.17 of the Credit Agreement. Section 5.17 of the Credit Agreement (captioned Use of Proceeds) is hereby amended in its entirety to read as follows:

Borrowers’ use of the proceeds of the Notes shall be solely for working capital, funding capital expenditures, permitted acquisitions, and other general corporate purposes of the Companies. Notwithstanding anything contained in the foregoing however, the proceeds of the Revolving Credit Notes may be used by MTCT to repurchase shares of common stock of MTCT to the extent such repurchase is permitted by Section 5.19 hereof.

(d) Amendment to Section 5.19 of the Credit Agreement. Section 5.19 of the Credit Agreement (captioned Restricted Payments) is hereby amended in its entirety to read as follows:

No Company shall make or commit itself to pay any Restricted Payment at any time. Notwithstanding anything contained in the foregoing however, the repurchase by

MTCT of shares of common stock of MTCT having a fair market value at the time of such repurchase of no more than $10,000,000 by no later than December 31, 2007 shall not constitute a Restricted Payment for the purposes of this Section 5.19.

Section 2. Effective Date. This Amendment shall take effect immediately upon the satisfaction, in the Agent’s sole discretion, of the following conditions precedent:

(a) Agent’s receipt of an original counterpart of this Amendment executed by all parties hereto;

(b) Agent’s receipt of the original Confirmation of Guarantees executed by Amcomp Corporation, Command Technologies, Inc., International Consultants, Inc., Manufacturing Technology, Inc., Onboard Software, Inc. and Vitronics Inc.;

(c) Receipt by Agent of all out-of-pocket costs and expenses incurred in making the Loans and entering into this Agreement (including, without limitation, all reasonable attorney fees, audit fees and filing fees incurred by Agent); and

(d) With respect to Aerospace Integration Corporation, a Florida corporation (“AIC”), (i) a Guaranty of Payment of all of the Debt by AIC, such agreement to be in form and substance acceptable to Agent, (ii) a Pledge Agreement executed by the appropriate Borrower of all of the share certificates (or other evidence of equity) of AIC, (iii) Landlord’s Agreements, each in form and substance satisfactory to Agent, for each location of AIC where any of the Collateral of AIC consisting of tangible personal property is located, unless the Collateral at such location at any time can reasonably be expected to have an aggregate value of less than $1,000,000, and (iv) any such Security Documents, corporate governance and authorization documents, and an opinion of counsel, as may be deemed necessary or advisable by Agent.

Section 4. Costs and Expenses. The Borrowers hereby agree to reimburse the Agent and Banks for all costs and expenses incurred by Agent and Banks, in connection with this Amendment and the transactions contemplated hereby, including their respective legal fees and expenses.

Section 5. Miscellaneous. The Borrowers, the Banks, the Agent, the Syndication Agent and the Co-Documentation Agents hereby agree that:

(a) The Credit Agreement, as amended hereby, and the other Loan Documents remain otherwise unmodified and in full force and effect.

(b) Each Borrower hereby represents and warrants to Agent and the Banks that as of the date hereof (i) no Default or Event of Default has occurred and is continuing (ii) the representations and warranties of such Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on the date hereof (except to the extent that any expressly relates to an earlier date), and (iii) such Borrower has no cause of action, at law or in equity, against Agent or the Banks, including, without limitation, any offset, counterclaim or defense with respect to the Notes or the Loans evidenced thereby or any Loan Document.

(c) This Amendment is limited precisely as written and shall not (i) constitute a consent under or waiver or modification of any other term or condition of the Credit Agreement, the other Loan Documents or any other agreements, instruments or documents referred to therein, or (ii) prejudice or otherwise affect any right or privilege which Agent or the Banks now have or may have in the future under the Credit Agreement, the other Loan Documents or under any of the other agreements, documents or instruments therein.

(d) This Amendment may be executed in any one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

(Balance of Page Intentionally Omitted)

IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Address:	4032 Linden Avenue	MTC TECHNOLOGIES, INC., a Delaware
	Dayton, OH 45432	corporation
Attention: Michael Gearhardt
Fax: (937) 252-8240
By: /s/ Michael Gearhardt
Name: Michael Gearhardt
Title: Senior VP and Chief Financial Officer

Address:	4032 Linden Avenue	MTC TECHNOLOGIES, INC., formerly
	Dayton, OH 45432	known as MODERN TECHNOLOGIES CORP.,
	Attention: Michael Gearhardt	an Ohio corporation
Fax: (937) 252-8240

By: /s/ Michael Gearhardt
Name: Michael Gearhardt
Title: Senior VP and Chief Financial Officer

Address:	629 Euclid Avenue	NATIONAL CITY BANK
	LOC. 01-3034	as Agent and as a Bank
Cleveland, Ohio 44114
Attention: Capital Markets Division
	- Loan Syndications	By: /s/ Neal J. Hinker
	Fax: (216) 222-7079	Name: Neal J. Hinker
Title: Sr. Vice President

[SIGNATURES OF BANKS CONTINUE ON NEXT PAGE]

Address:	200 West Second Street	BRANCH BANKING AND TRUST
	16th Floor	COMPANY, as Syndication Agent and as a
	Winston-Salem, NC 27101	Bank
Attention: Robert Bass
	Fax: (336) 733-2740	By: /s/ Roberts A. Bass
Name: Roberts A. Bass
Title: Senior Vice President

Address:	34 North Main Street	KEYBANK NATIONAL ASSOCIATION,
	Dayton OH 45402	as Co-Documentation Agent and as a Bank
Attention: Joseph Zehenny
	Fax: (937) 586-7695	By: /s/ Joseph Zehenny
Name: Joseph Zehenny
Title: Senior Vice President

Address:	110 North Main Street	FIFTH THIRD BANK,
	Dayton, OH 45402	as Co-Documentation Agent and as a Bank
Attention: Michael Lopez
	Fax: (937) 227-3027	By: /s/ Michael Lopez
Name: Michael Lopez
Title: Assistant Vice President

[SIGNATURES OF BANKS CONTINUE ON NEXT PAGE]

Address:	40 North Main Street	JPMORGAN CHASE BANK, N.A.
Dayton, OH 45423
	Attention: Lisa Huelskamp	By: /s/ John B. Middelberg
	Fax: (937) 449-4885	Name: John B. Middelberg
Title: SVP

Address:	9100 Centre Pointe Drive	COMERICA BANK
Suite 240
	West Chester, OH 45069	By: /s/ Harold Dalton
	Attention: Steven T. Siple	Name: Harold Dalton
	Fax: (513) 942-4904	Title: V.P.

Address:	201 East Fifth Street	PNC BANK, N.A.
Cincinnati, OH 45202
	Attention: Kristina McAneny	By: /s/ Christopher Belletti
	Fax: (513) 651-8952	Name: Christopher Belletti
Title: VP

CONFIRMATION OF GUARANTY

The undersigned, AMCOMP CORPORATION, a California corporation (“Amcomp”), COMMAND TECHNOLOGIES, INC., a Virginia corporation (“Command”), INTERNATIONAL CONSULTANTS, INC., an Ohio corporation (“ICI”), VITRONICS INC., a New Jersey corporation (“Vitronics”), MANUFACTURING TECHNOLOGY, INC., a Florida corporation (“MTI”) and ONBOARD SOFTWARE, INC., a Texas corporation (collectively with Amcomp, Command, ICI, Vitronics and MTI the “Guarantors”), jointly and severally hereby:

(A) Acknowledge that MTC TECHNOLOGIES, INC., a Delaware corporation (“MTCT”), MTC TECHNOLOGIES, INC. (formerly known as MODERN TECHNOLOGIES CORP.), an Ohio corporation (together with MTCT, collectively, “Borrowers” and, individually, each a “Borrower”), the financial institutions listed on Schedule 1 to the Credit Agreement (defined herein) (collectively, the “Banks” and, individually, each a “Bank”); and NATIONAL CITY BANK, as lead arranger and administrative agent for the Banks (“Agent”) have entered into that certain Credit and Security Agreement made effective as of April 21, 2005, as amended by a First Amendment to Credit and Security Agreement dated as of August 1, 2006 (as so amended and as may be further amended from time to time, the “Credit Agreement”), whereby the Banks have extended financial accommodations to the Borrowers, and the Borrowers have executed Notes (as defined in the Credit Agreement) in favor of the Banks, in evidence thereof. Terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

(B) Acknowledge that each Guarantor has guaranteed payment of the principal and interest of all Notes each pursuant to a separate Guaranty of Payment of Debt each dated as of the date hereof (collectively, the “Guarantees”).

(D) Acknowledge that the Guarantors have each received and had an opportunity to review the First Amendment to Credit and Security Agreement referred to in the first paragraph of this Confirmation of Guaranty and consent to the amendments to the Credit Agreement.

(E) Represent and warrant to the Agent and the Banks that the undersigned have no defenses, offsets or counterclaims, either individually or jointly, with respect to their obligations under the Guarantees and the Guarantees remain unmodified and in full force and effect.

[REMAINDER OF PAGE IS INTENTIONALLY BLANK.]

This Confirmation of Guaranty is executed as of the 1st day of August, 2006.

AMCOMP CORPORATION, a California corporation

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Chief Financial Officer

COMMAND TECHNOLOGIES, INC., a Virginia corporation

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Chief Financial Officer

INTERNATIONAL CONSULTANTS, INC., an Ohio corporation

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Chief Financial Officer and Treasurer

MANUFACTURING TECHNOLOGY, INC., a Florida corporation

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Treasurer

VITRONICS INC., a New Jersey corporation

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Executive Vice President and CFO

ONBOARD SOFTWARE, INC., a Texas corporation

By:	/s/ Michael Gearhardt
Name:	Michael Gearhardt
Title:	Chief Financial Officer